[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                                                               May 12, 2022

The Gabelli Global Utility & Income Trust

One Corporate Center

Rye, New York 10580-1422

Re:	The Gabelli Global Utility & Income Trust —
Rights Offering Shelf Takedown

Ladies and Gentlemen:

We have acted as special counsel to The Gabelli Global Utility & Income Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance by the Trust to the holders of the Trust’s common shares of beneficial interest, par value $0.001 (“Common Shares”), of an aggregate of 5,377,458 transferable subscription rights (the “Rights”) entitling the holders of such Rights to purchase, upon exercise of the Rights, up to an aggregate of 1,344,365 newly issued Common Shares (the “New Common Shares”).

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)	the notification of registration on Form N-8A (File No. 811-21529) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on March 15, 2004;

(ii)

the registration statement on Form N-2 (File Nos. 333-256447 and 811-21529) of the Trust, filed with the Commission on May 24, 2021 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”); Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations; the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on August 13, 2021; and Post-Effective Amendment No. 1 thereto proposed to be filed with the Commission as of the date hereof pursuant to Rule

The Gabelli Global Utility & Income Trust

May 12, 2022

462(d) of the Securities Act Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(iii)

the prospectus and Statement of Additional Information of the Trust, each dated August 13, 2021, in the form filed with the Commission on May 12, 2022 pursuant to Rule 424 of the Securities Act Rules and Regulations (such prospectus and Statement of Additional Information being hereinafter referred to collectively as the “Base Prospectus”);

(iv)

the prospectus supplement, dated May 12, 2022 relating to the issuance of the Rights and the New Common Shares, in the form filed with the Commission on May 12, 2022 pursuant to Rule 424 of the Securities Act Rules and Regulations (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

(v)	an executed copy of a certificate of Peter Goldstein, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi)

a copy of the Trust’s Certificate of Trust, as amended by the Certificate of Amendment to the Certificate of Trust, dated September 12, 2007 (collectively, the “Certificate of Trust”), as amended, and certified pursuant to the Secretary’s Certificate;

(vii)

a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust of the Trust, by and between the Trustees and the holders of shares of beneficial interest issued thereunder, dated as of February 16, 2011, and supplemented by the Statement of Preferences for the Series A Cumulative Puttable and Callable Preferred Shares, dated as of May 6, 2013, and the Statement of Preferences for the Series B Cumulative Puttable and Callable Preferred Shares, dated as of November 6, 2018, each certified by the Secretary of State of the State of Delaware as of May 2, 2022, each certified pursuant to the Secretary’s Certificate;

(viii)	a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(ix)

a copy of certain resolutions of the Board of Trustees of the Trust (“the Board of Trustees”), adopted on February 8, 2022 and of the Pricing Committee of the Board of Trustees adopted on May 2, 2022, certified pursuant to the Secretary’s Certificate;

(x)	a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

The Gabelli Global Utility & Income Trust

May 12, 2022

(xi)	a form of subscription certificate evidencing the Rights (the “Subscription Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion as to the laws of any jurisdiction other than the DSTA.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.      The Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA. When Subscription Certificates evidencing the Rights are issued and delivered to holders of Common Shares, as described in the Registration Statement, the Rights will be validly issued.

2.      The New Common Shares issuable upon exercise of the Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA, and, when issued upon exercise of the Rights in accordance with the terms of the Subscription Certificate, registered in the share record books of the Trust and delivered upon payment in full of the consideration payable therefor by the holders of Rights pursuant to the Subscription Certificate, the New Common Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Organizational Documents are the only governing instruments, as defined under the DSTA, of the Trust; the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA and (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the

The Gabelli Global Utility & Income Trust

May 12, 2022

Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Trust’s Certificate of Trust.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

T.A.D.